SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):		27-Aug-01

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)


Delaware		333-49820		13-3320910
(State or Other		(Commission		(I.R.S. Employer
Jurisdiction		File Number) 		Identification No.)
of Incorporation)


	11 Madison Avenue
	New York, New York			10010
	(Address of Principal 			(Zip Code)
	Executive Offices)

Registrant's telephone number, including area code
				(212) 325-2000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Information and Exhibits.

Mortgage Backed Pass-Through Certificates, Series 2001-AR7

STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY


		Beginning					Remaining
Class		Balance		Principal		Balance
I-A		2,780,221.36	578,491.75 		2,201,729.61
II-A-1	22,438,700.00	3,338,349.67	19,100,350.33
II-A-2	34,233,900.00	0.00 			34,233,900.00
III-A-1	30,208,766.80	2,083,364.08	28,125,402.72
III-A-2	23,379,200.00	0.00 			23,379,200.00
IV-A		45,830,098.04	2,378,604.41	43,451,493.63
A-R		0.00 			0.00 			0.00
II-X		56,672,600.00	NA			53,334,250.33
III-X		53,587,966.80 	NA			51,504,602.72
IV-M-1	2,909,000.00	0.00	 		2,909,000.00
IV-M-2	1,990,000.00 	0.00 			1,990,000.00
C-B-1		2,153,458.56 	1,915.60 		2,151,542.96
IV-B		919,764.00		0.00 			919,764.00
C-B-2		159,592.53		141.96 		159,450.57
IV-X		51,955,070.86 	NA			49,576,466.45
TOTAL:	167,002,701.29 	8,380,867.47 	158,621,833.82



		Net			Principal
Class		Interest		PPIS		Loss
I-A		17,562.48 		0.00 		0.00
II-A-1	107,518.77		0.00 		0.00
II-A-2	164,037.44 		0.00 		0.00
III-A-1	146,009.04		0.00 		0.00
III-A-2	127,611.47		0.00 		0.00
IV-A		180,331.89		0.00 		0.00
A-R		0.00 			0.00 		0.00
II-X		58,856.03		0.00 		0.00
III-X		38,508.37 		0.00 		0.00
IV-M-1	12,246.28		0.00 		0.00
IV-M-2	9,015.94		0.00 		0.00
C-B-1		12,731.81		0.00 		0.00
IV-B		5,305.31		0.00 		0.00
C-B-2		943.55 		0.00 		0.00
IV-X		197,473.23		0.00 		0.00
TOTAL:	1,078,151.61	0.00 		0.00



		Beginning
		Current Prin	Principal 	Remaining	Interest
Class		Amount		Distribution Interest	Balance	Rate
I-A		101.89634		21.20198	0.64367	80.69436	7.5803%
II-A-1	673.57188		100.21162	3.22753	573.36026	5.7500%
II-A-2	1000.00000		0.00000	4.79167	1000.00000	5.7500%
III-A-1	761.78961		52.53724	3.68198	709.25237	5.8000%
III-A-2	1000.00000		0.00000	5.45833	1000.00000	6.5500%
IV-A		826.91478		42.91728	3.25374	783.99750	4.2925%
A-R		0.00000		0.00000	0.00000	0.00000	5.7500%
II-X		839.01112		NA		0.87134	789.58842	1.2462%
III-X		850.14114		NA		0.61091	817.08981	0.8623%
IV-M-1	1000.00000		0.00000	4.20979	1000.00000	4.5925%
IV-M-2	1000.00000		0.00000	4.53062	1000.00000	4.9425%
C-B-1		995.77294		0.88579	5.88727	994.88715	7.0947%
IV-B		1000.00000		0.00000	5.76812	1000.00000	6.2925%
C-B-2		995.77295		0.88576	5.88725	994.88719	7.0947%
IV-X		848.36013		NA		3.22449	809.52055	4.4531%


			SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
	CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

		By: /s/ Mary Fonti
		Name:	Mary Fonti
		Title:	Vice President
		Bank One, N.A.

	Dated:	27-Aug-01